EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51538 and 333-163818) of Greene County Bancorp, Inc. of our report dated September 28, 2015, relating to the consolidated financial statements, which report appears in this Form 10-K.

/s/ BDO USA, LLP
Harrisburg, Pennsylvania
September 28, 2015